                                 Exhibit (23b)


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan and the Registration Statement Form S-8 (No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan, and the Registration Statement Form S-8 (No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan and the Registration Statement Form S-8
(No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan of Unifi, Inc. of our report dated February 27, 2003, relating to the consolidated financial statements of Parkdale America, LLC and Subsidiary, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
September 20, 2003